Exhibit 10.1
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of June 10, 2005, between THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, and the successor by merger to each of Gateway Western Railway Company, KCS Transportation Company, Mid-South Microwave, Inc., and Rice-Carden Corporation (the “Company”), KANSAS CITY SOUTHERN (formerly known as Kansas City Southern Industries, Inc., (the “Parent”), and GATEWAY EASTERN RAILWAY COMPANY, PABTEX, L.P., SOUTHERN DEVELOPMENT COMPANY, SOUTHERN INDUSTRIAL SERVICES, INC., and TRANS-SERVE, INC. (together with the Parent, the “Note Guarantors”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS, the Company and the Note Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of September 27, 2000 and supplemented by a Supplemental Indenture (the “First Supplemental Indenture”) dated as of January 29, 2001, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 9 1/2% Senior Notes due 2008 (the “Securities”); and
     WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities (the “Requisite Consents”), the Company, the Note Guarantors and the Trustee may amend the Indenture;
     WHEREAS, the Company has completed a consent solicitation (the “Consent Solicitation”) whereby the Company has obtained the Requisite Consents to amend certain sections of the Indenture (the “Amendments”);
     WHEREAS, in connection with the Consent Solicitation, Holders that delivered a valid consent on a timely basis (the “Consenting Holders”) are entitled to receive a cash fee (the “Cash Fee”) with respect to the Securities in respect of which they have validly consented if the conditions to the Consent Solicitation are met;
     WHEREAS, the Company, the Note Guarantors, and the Trustee are entering into this Second Supplemental Indenture in order to set forth the Amendments; and
     WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Note Guarantors and the Trustee.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE 1
AMENDMENT OF THE INDENTURE
     Section 1.01. Amendment to Section 1.01 of the Indenture. The Company, the Note Guarantors and the Trustee hereby agree to amend Section 1.01, and Section 1.01 is hereby amended by
     (a) adding the following definitions to Section 1.01 in the appropriate alphabetical order:
          “Mexico” means the Estadaos Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing created by law as a public entity; and
          “VAT Claim” means TFM’s claim for a refund, credit or other payment of amounts of value added tax previously paid by TFM to Mexico.
     (b) deleting the word “and” at the end of sub-section (c)(v) of the definition of “Asset Disposition” in Section 1.01 and adding the following paragraph to the end of such definition of “Asset Disposition”:
          ; and
     (vii) sales or other dispositions of the VAT Claim if and to the extent (y) there are no cash proceeds thereof or (z) such cash proceeds are used to finance (or set aside in a reserve to finance) the repurchase of the Capital Stock of TFM from Mexico and the satisfaction of obligations relating to the settlement thereof.
     Section 1.03 Amendment to Section 4.04 of the Indenture. The Company, the Note Guarantors and the Trustee hereby agree to amend Section 4.04, and Section 4.04 is hereby amended by deleting the word “or” at the end of sub-section (b)(vi) and adding the following paragraph following sub-section (b)(vii) thereof:
     ; or
     (viii) the repurchase by TFM of, or the declaration and payment of dividends by TFM to Grupo TFM to allow Grupo TFM to repurchase, the Capital Stock of TFM from Mexico:
         (y) if, after giving effect to such repurchase and any Indebtedness Incurred to fund such repurchase, the Consolidated Coverage Ratio would be greater than 2.0:1; or
         (z) to the extent that the consideration paid to Mexico to repurchase the Capital Stock of TFM consists of a surrender or reduction of the

VAT Claim or any portion thereof, or if and to the extent cash has been realized in respect to the VAT Claim, the consideration paid pursuant to this Section 4.04(b)(viii)(z) does not exceed the amount of such cash, or any combination of such surrender or reduction or such cash realized.
ARTICLE 2
MISCELLANEOUS
     2.01. Ratification of Indenture, Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture and the First Supplemental Indenture are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Second Supplemental Indenture by the Company, the Note Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     Notwithstanding the foregoing, the Amendments set forth herein will have no effect, and this Second Supplemental Indenture shall be null and void, if the Cash Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation.
     2.02. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     2.03. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Note Guarantors and not of the Trustee.
     2.04. Severability Clause. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     2.04. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     2.05. Definitions, Effect of Headings. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The section headings herein are for convenience only and shall not effect the construction thereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY
/s/ Ronald G. Russ
Executive Vice-President and Chief Financial Officer
KANSAS CITY SOUTHERN
/s/ Ronald G. Russ
Executive Vice-President and Chief Financial Officer
GATEWAY EASTERN RAILWAY COMPANY
/s/ Paul J. Weyandt
Vice-President and Treasurer

PABTEX, L.P.

By:

Southern Industrial Services, Inc., its general partner

/s/ Ronald G. Russ Vice-President and Treasurer
SOUTHERN DEVELOPMENT COMPANY
/s/ Ronald G. Russ
Vice-President and Treasurer
SOUTHERN INDUSTRIAL SERVICES, INC.
/s/ Ronald G. Russ
Vice-President and Treasurer
TRANS-SERVE, INC.
/s/ Ronald G. Russ
Vice-President and Treasurer
THE BANK OF NEW YORK
/s/ Stanislav Pertsev
Assistant Treasurer